                                                                 Exhibit 5(b)(i)



                                NESTEGG 2000 FUND

                               INTRUST FUNDS Trust
                                3435 Stelzer Road
                              Columbus, Ohio 43219



                                                               December __, 1998



INTRUST Bank, N.A.
105 North Main Street
Box One
Wichita, Kansas  67202

                     Investment Advisory Contract Supplement
                     ---------------------------------------

Dear Sirs or Madams:

             This will confirm the agreement between INTRUST FUNDS Trust (the "Trust") and INTRUST Bank, N.A. (the "Adviser") as follows:

             NestEgg 2000 Fund (the "Fund") is a portfolio of the Trust which has been organized as a business trust under the laws of the State of Delaware and is an open-end management investment company. The Trust and the Adviser have entered into a Master Investment Advisory Contract, dated November 25, 1996 (as from time to time amended and supplemented, the "Master Advisory Contract"), pursuant to which the Adviser has undertaken to provide or make provision for the Trust for certain investment advisory and management services identified therein and to provide certain other services, as more fully set forth therein. Certain capitalized terms used without definition in this Investment Advisory Contract Supplement have the meaning specified in the Master Advisory Contract.

             The Trust agrees with the Adviser as follows:

             1. ADOPTION OF MASTER ADVISORY CONTRACT. The Master Advisory Contract is hereby adopted for the Fund. The Fund shall be one of the "Funds" referred to in the Master Advisory Contract.

             2. PAYMENT OF FEES. For all services to be rendered, facilities furnished and expenses paid or assumed by the Adviser as provided in the Master Advisory Contract and herein, the Fund shall pay a monthly fee on the first business








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day of each month, based upon the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month, at the annual rate of 0.40%. INTRUST may receive up to 1.25% of the Fund's average daily net assets for providing advisory services in the event the Fund does not invest all of its investable assets in the Portfolio of another investment company.

             If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.


                                          Very truly yours,

                                             NESTEGG 2000 FUND,
                                             a Series of
                                             INTRUST FUNDS TRUST



                                                By: ___________________________
                                                    Title:


The foregoing Contract
is hereby agreed to as of
the date hereof:

INTRUST BANK, N.A.



By: _____________________
Title:









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                                                                Exhibit 5(b)(ii)



                                NESTEGG 2010 FUND

                               INTRUST FUNDS Trust
                                3435 Stelzer Road
                              Columbus, Ohio 43219



                                                                December __ 1998



INTRUST Bank, N.A.
105 North Main Street
Box One
Wichita, Kansas  67202

                     Investment Advisory Contract Supplement
                     ---------------------------------------

Dear Sirs or Madams:

             This will confirm the agreement between INTRUST FUNDS Trust (the "Trust") and INTRUST Bank, N.A. (the "Adviser") as follows:

             NestEgg 2010 Fund (the "Fund") is a portfolio of the Trust which has been organized as a business trust under the laws of the State of Delaware and is an open-end management investment company. The Trust and the Adviser have entered into a Master Investment Advisory Contract, dated November 25, 1996 (as from time to time amended and supplemented, the "Master Advisory Contract"), pursuant to which the Adviser has undertaken to provide or make provision for the Trust for certain investment advisory and management services identified therein and to provide certain other services, as more fully set forth therein. Certain capitalized terms used without definition in this Investment Advisory Contract Supplement have the meaning specified in the Master Advisory Contract.

             The Trust agrees with the Adviser as follows:

             1. ADOPTION OF MASTER ADVISORY CONTRACT. The Master Advisory Contract is hereby adopted for the Fund. The Fund shall be one of the "Funds" referred to in the Master Advisory Contract.

             2. PAYMENT OF FEES. For all services to be rendered, facilities furnished and expenses paid or assumed by the Adviser as provided in the Master Advisory Contract and herein, the Fund shall pay a monthly fee on the first business day of each month, based upon








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the average daily value (as determined on each business day at the time set forth in the Prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month, at the annual rate of 0.40%. INTRUST may receive up to 1.25% of the Fund's average daily net assets for providing advisory services in the event the Fund does not invest all of its investable assets in the Portfolio of another investment company.

             If the foregoing correctly sets forth the agreement between the Trust and the Adviser, please so indicate by signing and returning to the Trust the enclosed copy hereof.


                                          Very truly yours,

                                             NESTEGG 2010 FUND,
                                             a Series of
                                             INTRUST FUNDS TRUST



                                                By: ___________________________
                                                    Title:


The foregoing Contract
is hereby agreed to as of
the date hereof:

INTRUST BANK, N.A.



By: _____________________
Title: